    UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 26, 2009

CARDIMA, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

47266 Benicia Street, Fremont, California, 94538

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 354-0300

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Entry into a Material Definitive Agreement
Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2009, the Board of Directors of Cardima Inc. (the “Company”) approved and ratified an Executive Agreement with Paul Cheng dated as of November 24, 2008 (the “Agreement”). The Agreement provides for compensation to Mr. Cheng as Chief Accounting Officer of the Company of $180,000. In addition, the Agreement provides for the payment of salary for a period of 6 months in the event Mr. Cheng is terminated without cause (as defined in the Agreement). In the event of a termination for any other reason, including but not limited to, with cause (as defined in the Agreement), death, or disability or voluntary resignation, Mr. Cheng will be entitled to receive any earned but unpaid salary and vacation through the termination date. The Agreement also provides that in the event of a change in control (as defined in the Agreement), all options issued to Mr. Cheng will immediately become vested.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit herewith.

Item 9.01              Financial Statements and Exhibits

Exhibit Number	Description

10.1	Executive Agreement between Cardima, Inc. and Paul Cheng (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: March 4, 2009	By:	/s/ Paul Cheng
Name: Paul Cheng
Chief Accounting Officer